Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer

Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107-2292

(651) 466-6619

(Name, address and telephone number of agent for service)

TAYLOR MORRISON HOME CORPORATION

(Issuer with respect to the Securities)

Delaware	83-2026677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

                         Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul in the State of Minnesota on the 11th day of February, 2020.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 2

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Thomas J. Curry. Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. U.S. Bank National Association, Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATION OF FIDUCIARY POWERS I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. U.S. Bank National Association, Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 11, 2020

	By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2019

($000’s)

12/31/2019
Assets
Cash and Balances Due From Depository Institutions	$22,256,667
Securities	120,982,766
Federal Funds	881,341
Loans & Lease Financing Receivables	297,660,359
Fixed Assets	5,895,381
Intangible Assets	12,915,451
Other Assets	25,412,255

Total Assets	$486,004,220

Liabilities
Deposits	$374,303,872
Fed Funds	1,094,396
Treasury Demand Notes	0
Trading Liabilities	769,407
Other Borrowed Money	41,653,916
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,940,126

Total Liabilities	$436,611,717

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	34,306,761
Minority Interest in Subsidiaries	800,627

Total Equity Capital	$49,392,503

Total Liabilities and Equity Capital	$486,004,220

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